Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-196344, 333-211893, 333-211894, 333-214571, 333-218542 and 333-232094 on Form S-8 and in Registration Statements No. 333-211375,
333-217255, 333-221089, 333-228353, 333-233570 and 333-234370 on Form S-3 of Resonant Inc. of our report dated March 12, 2020 relating to the consolidated financial statements, and the effectiveness of Resonant Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Sherman Oaks, California

March 12, 2020